Exhibit 99.1

PRESS RELEASE

For more information contact:                             FOR IMMEDIATE RELEASE
Joseph M. Murphy
President and CEO
(207) 288-3314

BAR HARBOR BANKSHARES CONTINUES ITS STOCK REPURCHASE PLAN

BAR HARBOR, Maine (December 20, 2006) – Bar Harbor Bankshares (AMEX: BHB), today announced that its Board of Directors has authorized the continuation of the Company’s existing stock repurchase plan through December 31, 2007.

In March 2004, the Company announced its second stock repurchase plan. The Board of Directors authorized open market and privately negotiated purchases of up to 10% of the Company’s outstanding shares of common stock, or 310,000 shares. Purchases began on March 4, 2004 and were to continue through December 31, 2005. In December 2005 the Company announced the continuation of the plan through December 31, 2006. Depending on market conditions and other factors, these purchases could be commenced or suspended at any time, or from time-to-time, without prior notice. As of December 20, 2006, the Company had repurchased 143,722 shares of stock under the plan, or 46.4% of the total authorized.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with eleven branch office locations serving Downeast and Midcoast Maine.

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